Dated the 11th day of April 2003

(1) **PROACTIVE MEDICARE ENTERPRISE (HONG KONG) LIMITED**

(2) **PROACTIVE MEDICAL ENTERPRISE, INC.**

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# SERVICES AGREEMENT

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**CONTENTS** Page

**THIS AGREEMENT** is made on the 11th day of April 2003.

**BETWEEN:-**

(1) **PROACTIVE MEDICARE ENTERPRISES (HONG KONG) LIMITED,** a company incorporated in Hong Kong and having its registered office at Room 2303, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, Hong Kong (the "**Company**"); and

(2) **PROACTIVE MEDICAL ENTERPRISE, INC.**, a company incorporated in the State of Texas, the United States of America and having its registered office at 740 Polo Club Drive, Austin, Texas 78737, the United States of America (the "**Service Agent**").

**WHEREAS:-**

(a) The Company is engaged in the provision of health-care consulting and management services to hospitals, clinics and other organisations in the PRC.

(b) The Company entered into an agreement dated 18 July 2002 with 中国福利会国际和平妇幼保健院 ("**IPMCHH**") to assist IPMCHH on the establishment and management of a VIP maternity ward (the "**IPMCHH Agreement**").

(c) This Agreement records the terms reached between the parties on 1 October 2002 verbally under which the Company shall engage the Service Agent to assist it on the provision of services to IPMCHH under the IPMCHH Agreement and to provide other services to the Company as the Company may require, and the Service Agent is willing to provide such services, and sets out such further terms on which the Services shall be provided.

**IT IS HEREBY AGREED** as follows:-

## 1. INTERPRETATION

1.1 The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

1.2 In this Agreement, where the context so admits, the following words and expressions shall have the following meanings:

| | |
|---|---|
| "**Hong Kong**" | the Hong Kong Special Administrative Region of the PRC; |

| | |
|---|---|
| **"IPMCHH Services"** | the services to be provided by the Service Agent under this Agreement, the details of which are described in Part A of Schedule 1; |
| **"IPMCHH Term"** | the period for the provision of the IPMCHH Services under this Agreement, being a term of twelve years, commencing from 1 October 2002; |
| **"Other Services"** | the services to be provided by the Service Agent under this Agreement , the details of which are described in Part B of Schedule 1; |
| **"Other Services Term"** | the period for the provision of the Other Services under this Agreement, being a term of twelve years, commencing from 1 October 2003. |
| **"PRC"** | the People's Republic of China; |
| **"Services"** | the IPMCHH Services and the Other Services; |
| **"Service Fee"** | the IPMCHH Service Fee and the Other Service Fee (in each case, as defined in Clause 3). |

1.3 Reference to Clauses is references to clauses of this Agreement.

1.4 Words and expressions in the singular include the plural and vice versa.

1.5 Reference to person include any public body and any body of persons, corporate or unincorporated.

## 2. APPOINTMENT

2.1 The Company appoints the Service Agent, and the Service Agent accepts the appointment, to provide to the Company or to such other company as the Company may direct from time to time the IPMCHH Services for the IPMCHH Term and the Other Services for the Other Services Term subject to the provisions of this Agreement.

2.2 The Company shall do all things reasonably necessary to enable the Service Agent to perform the Services including without limitation, giving the personnel of the Service Agent the necessary authority and instruction for the proper performance of their duties. The parties also acknowledge that some of the services to be provided by the Service Agent will be performed by Johns Hopkins International, LLC ("**JHI**") pursuant to an Educational and Consulting Services Agreement ("**Services Agreement**") dated 15 June 2002 and the Novation and Assignment Agreement for the Educational and Consulting Services Agreement between JHI, the Company and the Service Agent (collectively referred to as the "**JHI Services Agreements**" and attached hereto as **Exhibit A**). The Company agrees that, at all times, the services provided by JHI shall be subject and subordinate to the terms of the

Services Agreement, and in the event of any inconsistency between this Agreement and the Services Agreement, the terms of the Services Agreement shall prevail.

2.3 In connection with the provision of the IPMCHH Services by the Service Agent, the Company shall be granted a sublicense ("**Sublicense**") to use the marks, tradenames and such other licenses that the Service Agent has secured from JHI (collectively, the "**JHI trademarks**") pursuant to the Licensing Agreement dated 15 June 2002 between JHI and the Service Agent ("Licensing Agreement") and the Novation and Assignment Agreement for the Licensing Agreement between JHI, the Company and the Service Agent dated 11 April 2003, both documents attached hereto as Exhibit B (collectively referred to as the "**JHI Licensing Agreements**"). The Sublicense shall only be valid for the term set forth in the JHI Licensing Agreements and any extension to such term agreed to by JHI and the Service Agent. The Company hereby agrees to all of the terms and conditions contained in the Licensing Agreement, including without limitation, the termination rights for JHI set forth in Section 3 and the per diem liquidated damages of US$10,000 per day for misuse of the names as set forth in Section 6 of the Licensing Agreement. The Company agrees that, at all times, the Sublicense shall be subject and subordinate to the terms of the Licensing Agreement, and in the event of any inconsistency between this Agreement and the Licensing Agreement, the terms of the Licensing Agreement shall prevail.

## 3. SERVICE FEE

3.1 In consideration of the provision of the IPMCHH Services by the Service Agent, the Company shall pay to the Service Agent a sum of HK$3,000,000 (the "**IPMCHH Service Fee**") for the IPMCHH Term. The IPMCHH Service Fee shall be payable by the Company in advance on 1 October 2002.

3.2 If the revenue from the VIP maternity ward of IPMCHH exceeds HK$1 million for any of the consecutive 12-month periods during the IPMCHH Term, the Company shall pay to the Service Agent a bonus (the "**Bonus**") calculated in accordance with the formula set out in Schedule 2.

3.3 In consideration of the provision of the Other Services by the Service Agent, the Company shall pay to the Service Agent a sum of HK$9,000,000 (the "**Other Service Fee**") for the Other Services Term. The Other Service Fee shall be payable by the Company in accordance with the timetable set out in Schedule 2.

3.4 If the Service Agent shall during the IPMCHH Term or the Other Services Term or any extension thereof secure further licensing rights to use the marks or tradenames of other renown medical or healthcare providers, the Service Agent shall, subject to the agreement of such providers, grant to the Company such further sub-licence right to use such marks or tradenames. In such an event, the parties shall discuss and negotiate any adjustments that shall be made to the Service Fee.

3.5 The parties shall negotiate and confirm in writing any adjustment to the IPMCHH Service Fee or the Other Service Fee at least 30 calendar days prior to the expiry of the IPMCHH Term or any renewed term thereof in accordance with the terms of Clause 8.1.

## 4. REPORTING

The Service Agent shall, on reasonable notice, provide such information on the performance of the Services as the Company may reasonably request, including (without limitation) supplying the Company (at its expense) with copies of documents or records used by the Service Agent in its performance of the Services.

## 5. STAFF

5.1 The Service Agent represents and confirms that it has entered into a service contract with Mr. Herbert Y. Wong ("**Mr. Wong**") on 8 March 2003 for a term of not less than thirteen years, and that as long as Mr. Wong is capable of providing the Services herein, the Service Agent shall assign Mr. Wong to be the person in charge at the Service Agent for the provision of the Services to the Company pursuant to this Agreement.

5.2 Any personnel of the Service Agent engaged in performing the Services for the Company (or such other company as it may direct from time to time), shall remain employed by the Service Agent, which, as between the Service Agent and the personnel, the Service Agent shall remain responsible to the personnel for their remuneration and other benefits (including pension arrangements) resulting from that employment.

5.3 The Service Agent shall have no liability for any loss, cost, liability or expense of any nature whatsoever suffered by the Company (or such other company as it may direct to receive the services from time to time), except as a result of any default, negligence or fraud of any of personnel of the Service Agent.

## 6. RESPONSIBILITY AND INSURANCE

6.1 The parties acknowledge and agree that the Services shall be made available by the Service Agent to the Company (or to such other company as it may direct from time to time), in the same manner and with the same standard of care and diligence and in all other respects comparable to the manner in which they are performed by the Service Agent for itself in its ordinary course of business.

6.2 Except as expressly described in this Clause 6, the Service Agent gives no representation, warranty, condition or other assurance of any nature whatsoever in relation to the Services. If, notwithstanding the provisions of this Agreement, the Service Agent is found liable by a competent court, the maximum aggregate

liability of the Service Agent in respect of any and/or all Services which are the subject matter of any claim or claims by the Company (or such other company as it may direct to receive the Services from time to time) shall be limited to a sum equal to a fair proportion of the fee and expenses charged to the Company for the Services and the Service Agent shall not be liable in any circumstances whatsoever for any consequential, economic or other direct or indirect loss or damage of any nature suffered by the Company (or such other company as it may direct to receive the Services from time to time), even if known to the Service Agent.

6.3 The Company agrees that in all the circumstances, the provisions of this Clause 6 are fair and reasonable and that the most suitable method of dealing with any greater loss or damage which may be incurred by the Company (or such other company as it may direct to receive the Services from time to time) is by obtaining such insurance as it considers appropriate, but in any event without further recourse to the Service Agent.

## 7. CONFIDENTIALITY

The Service Agent shall not, and shall use all reasonable efforts to procure that its personnel shall not, at any time, use or disclose for any unauthorised purpose any confidential information of the Company (or such other company as it may direct to receive the Services from time to time), except as may be required by law or for regulatory purposes.

## 8. DURATION

8.1 Each of the IPMCHH Term and the Other Services Term is automatically renewed upon its expiry or each subsequent 12-month period for each additional period of 12 months until terminated by either party in the manner stated in Clause 8.2 below or pursuant to Clause 9.

8.2 Each of the IPMCHH Term, the Other Services Term or each renewed term thereof may be determined by either party giving to the other not less than six (6) months' notice in writing, upon which the Company shall pay to the Service Agent the service fee on a pro-rated basis or the Service Company shall refund any prepaid portion of the service fee, as the case may be, without prejudice to the parties' other accrued rights and liabilities.

8.3 Notwithstanding anything in this Agreement to the contrary, the parties agree that any service provided by JHI through the Service Agent and the Sublicense shall terminate automatically if any of the JHI Licensing Agreements or JHI Services Agreements terminates, including without limitation, the Licensing Agreement and the Educational and Consulting Services Agreement.

## 9. EARLY TERMINATION

9.1 This Agreement may be terminated forthwith on notice from one party to the other if that other:-

(a) commits a material breach of any of the provisions of this Agreement and fails to rectify the same within 30 days of being requested to do so; or

(b) enters into liquidation whether compulsorily or voluntarily (otherwise than a voluntary liquidation for the purpose of reconstruction or amalgamation); or

(c) has a receiver, trustee or similar person appointed over all or a substantial part of its undertakings and assets; or

(d) is unable to pay its debts within the meaning of Section 178 of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong); or

(e) enters into any composition or arrangement with its creditors or any class of creditors, or suffers any similar action in consequence of its default in its obligations in respect of any indebtedness for borrowed moneys.

9.2 If the Company issues the notice, the Service Agent shall refund any pre-paid portion of the Service Fee forthwith or if the Service Agent is the party that issues the notice, the Company shall pay to the Service Agent the Service Fee on a pro-rated basis within 7 days from the last day on which the Service Agent provides the Services to the Company, in each case, without prejudice to the parties' other accrued rights and liabilities.

9.3 Upon the termination of this Agreement, all property of, or records, accounts and other materials relating to, the Company (or such other company as it has directed to receive the Services) which are in the possession or under the control of Service Agent as a result of the performance of the Services shall be forthwith returned to the Company or to such other company as it may direct, except for any items which are reasonably required to be retained by the Service Agent by law or for any regulatory purpose. Upon termination of this Agreement, the Company shall immediately turn over to JHI all of the JHI Trademarks and related documentation and shall retain no copy or record of any of the foregoing, except the Company's copy of this Agreement and any correspondence between the Parties, and any other documents that the Company reasonably needs for compliance with any provision of law in Hong Kong or the PRC.

9.4 The obligations of the parties under Clause 7 shall remain in full force and effect notwithstanding the termination of this Agreement.

## 10. RELATIONSHIP OF THE PARTIES

The relationship between the Company and the Service Agent is that of independent principals and neither party is the agent or partner of the other.

## 11. NOTICES

11.1 Any notice or communication to be given hereunder shall be in writing and shall be sent by mail (prepaid, registered post) or by facsimile (with confirmation by mail), as follows:-

if to the Company to:

| | | |
|---|---|---|
| Address | : | Room 2303, Tung Wai Commercial Building<br>109-111 Gloucester Road<br>Wanchai, Hong Kong |
| Fax number | : | 852-2581-0803 |
| Marked for the attention of | : | Mr Robert Wong |

if to the Service Agent to:

| | | |
|---|---|---|
| Address | : | 740 Polo Club Drive<br>Austin, Texas 78737<br>the United States of America |
| Fax number | : | 1-512-301-3748 |
| Marked for the attention of | : | Mr. Herbert Y. Wong |

or to such other address, facsimile number or contact as a party may specify by notice in writing to the other parties.

11.2 In the absence of evidence of earlier receipt, any notice shall be deemed to have been duly given if sent by registered post five (5) days after posting (if sent to overseas), or two (2) days after posting (if sent locally);

## 12. GENERAL

12.1 This Agreement sets forth the entire agreement and understanding between the parties in connection with the provision of the Services and neither party has relied on any warranty or representation of the other party except as expressly or referred to in this Agreement.

12.2 No amendment of any provision of this Agreement or waiver of any of the rights or consent shall be valid unless made in writing and signed by both parties.

12.3 This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute a single instrument. Any party may enter into this Agreement by executing any one or more counterparts.

12.4 The parties hereby acknowledge their intent and agree that JHI is a third party beneficiary of all rights and remedies of the parties set forth in this Agreement, as such rights and remedies arise out of or relate to pertain to the JHI Licensing and Services Agreements and/or JHI Trademarks, and JHI shall have full power and

authority to take all appropriate actions to enforce such rights and pursue such remedies as if it had been a party executing this Agreement. The Parties hereby agree and acknowledge that JHI is not a party to this Agreement and this Agreement shall not be deemed to give the parties any right of recourse against JHI. This Agreement shall not be deemed to create any obligation on the part of JHI.

## 13. GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of the Hong Kong and each of the parties submits to the non-exclusive jurisdiction of the Hong Kong courts in connection herewith. Notwithstanding the foregoing, any patient information sent to the United States of America will comply with all applicable state and federal laws in the U.S.A., including, without limitation, the federal Health Insurance Portability and Accountability Act of 1996 and the related regulations regarding the security and confidentiality of information concerning the health of individuals.

**AS WITNESS WHEREOF**, this Agreement has been executed by the parties, the day and year first above written.

**SIGNED** by )
duly authoised for and on behalf of )
**PROACTIVE MEDICARE ENTERPRISE** )
**(HONG KONG) LIMITED** )
in the presence of:- )

**SIGNED** by )
duly authoised for and on behalf of )
**PROACTIVE MEDICAL ENTERPRISE, INC.** )
in the presence of:- )

**Schedule 1**

**The Services**

*Part A – IPMCHH Services*

(a) The provision of technical services and support to the Company on the management and operation of the VIP maternity ward of IPMCHH; and

(b) The provision of training to medical practitioners of IPMCHH in and outside the PRC. During the first 12 months of the Term, the Service Agent shall be responsible for the costs and expenses for the provision of such training, including the airfare, accommodation and training materials, of its own training staff and the medical practitioners of IPMCHH when the training is conducted outside of the PRC. The Company shall thereafter be responsible for the costs of further training to be provided to medical practitioners of IPMCHH, including the travelling, accommodation and incidental expenses incurred by the trainers of the Service Agent for the provision of such training;

*Part B - Other Services*

(a) The provision of technical services and support to the Company in relation to the Company's operation;

(b) At the instruction of the Company, to carry out research and make contact with renown medical and healthcare companies that the Company is interested in developing a business relationship, unless such business relationship violates the terms of the JHI Licensing or Services Agreements; and

(c) The provision of other services as agreed between the parties from time to time.

(d) In the event, the JHI Agreements were not renewed upon their expiry, the Service Agent shall use its best effort to procure similar renown medical or health care provider to provide the services performed by JHI under the JHI Services Agreements.

## Schedule 2

### Payment Schedule of the Other Service Fee
### and calculation of the Bonus

1. Payment Schedule of the Other Service Fee

(a) The Company shall pay to the Service Agent the Other Service Fee in accordance with the following schedule:

| | | |
|---|---|---|
| 1October 2003: | | HK$3 million |
| 1April 2004 | : | HK$3 million |
| 1 September 2004 | : | HK$3 million |

(b) If the Company can meet the payment schedule in paragraph (a) above, no further fee for the Other Services shall be paid during the remaining period of the Term, or if the Agreement is extended in accordance with Clause 8.1, the extension period.

(c) If, for any reason, that the payment schedule sets out in paragraph (a) above is not met, any outstanding payment shall be carried forward to the next period and become payable together with the payment for that period.

(d) All outstanding payment must be paid in full to the Service Agent by the end of the Term, or if the Agreement is extended in accordance with Clause 8.1, by the end of the extension period.

2. Calculation of the Bonus under the IPMCHH Service Fee

| 6/F VIP Total Income Per month (in RMB) | Basic Calculation Method | Bonus Amount not less than (in RMB) | Actual amount the Service Agent received (in RMB) |
|---|---|---|---|
| (X) | (Y) | (Z) | A= condition of Y and Z |
| 0 – 1,000,000 | N/A | N/A | 0 |
| 1,000,001 – 1,250,000 | Y = (X-1,000,000)* 30% | 3,000 | 3,000 – 75,000 |
| 1,250,000 – 1,500,000 | Y = (X-1,000,000)* 35% | 87,500 | 87,500 – 175,000 |
| Above 1,500,000 | Y = (X-1,000,000)* 40% | 200,000 | 200,000 onwards |
| | | | |

EXHIBIT B

JHI LICENSING AGREEMENTS